UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

BENITEC BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39267	84-4620206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3940 Trust Way, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 780-0819

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BNTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwritten Offering

On November 5, 2025, Benitec Biopharma Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Leerink Partners LLC (“Leerink Partners”), TD Securities (USA) LLC (“TD Securities”) and Evercore Group L.L.C. (“Evercore ISI”), as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell, in a firm commitment underwritten public offering by the Company (the “Underwritten Offering”), 5,930,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 889,500 shares of Common Stock. The public offering price for each share of Common Stock is $13.50.

Leerink Partners, TD Securities and Evercore ISI acted as the Company’s book-running managers in connection with the Underwritten Offering. In connection with their services, the Underwriters received an underwriting discount equal to 6.0% of the gross proceeds of the Underwritten Offering.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company, its executive officers and directors, and Suvretta Capital Management, LLC and related funds who hold shares of the Company’s Common Stock (“Suvretta Capital”), have entered into lock-up agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriters, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities generally for a period of 90 days from the date of the Underwriting Agreement.

Registered Direct Offering

Concurrently with the Underwritten Offering, on November 5, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Averill Master Fund, Ltd. and Averill Madison Master Fund, Ltd. (together, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 1,481,481 shares of Common Stock at a purchase price of $13.50 per share in a registered direct offering (the “Direct Offering,” and together with the Underwritten Offering, the “Offerings”), the same price per share as the price to the public in the Underwritten Offering. The Purchase Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Purchasers against certain liabilities. The closing of the Direct Offering is contingent on the closing of the Underwritten Offering. The Purchasers prior to, and following the closing of the Direct Offering, are the largest beneficial owners of our outstanding Common Stock, and Kishen Mehta, a Portfolio Manager at Suvretta Capital, serves on our board of directors.

The Company entered into a Placement Agency Agreement with Leerink Partners, TD Securities and Evercore ISI in connection with the Direct Offering (the “Placement Agency Agreement”), pursuant to which the Company agreed to pay such placement agents a fee in an amount equal to 6.0% of the gross proceeds received by the Company from the Direct Offering.

Pursuant to the Purchase Agreement, the Company and the Purchasers will enter into a Registration Rights Agreement pursuant to which the Company will agree to register for resale the shares of Common Stock sold in the Direct Offering.

The Offerings

The aggregate gross proceeds to the Company from the Offerings are expected to be approximately $100 million, before deducting underwriting discounts and commissions, placement agent fees and estimated offering expenses payable by the Company. The Company currently intends to use the net proceeds to support the continued development of its product candidate programs, working capital and other general corporate purposes. The Company will have broad discretion in determining how the proceeds of the offerings will be used, and its discretion is not limited by the aforementioned possible uses.

The shares of Common Stock sold in the Offerings are offered by the Company pursuant to the Registration Statement on Form S-3 (File No. 333-290455), which was initially filed with the SEC on September 22, 2025 and declared effective by the Commission on September 29, 2025 (the “Registration Statement”), as supplemented by the prospectus supplement dated November 5, 2025. The Common Stock is listed on The Nasdaq Capital Market.

The Offerings are expected to close on November 7, 2025, subject to customary closing conditions.

The foregoing summaries of the Underwriting Agreement, the Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Current Report”), which are incorporated herein by reference. The Underwriting Agreement, Purchase Agreement and Placement Agency Agreement are attached hereto as an exhibit to provide interested persons with information regarding their respective terms but are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement, Purchase Agreement and Placement Agency Agreement were made only for purposes of those agreements as of specific dates indicated therein, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties.

Item 8.01	Other Events.

On November 5, 2025, the Company issued a press release announcing that it had priced the Offerings. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “hopes,” “anticipates,” “believes,” “could,” “may,” “evidences” and “estimates,” or the negative of these terms, and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the closing or the proceeds from the Underwritten Offering and Direct Offering and the use thereof, the Company’s pipeline of ddRNAi-based therapeutics, including the initiation, progress and outcomes of clinical trials and any other statements that are not historical facts.

These forward-looking statements are based on the Company’s current expectations and subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: unanticipated delays; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA and other governmental authorities; the Company’s ability to protect and enforce its patents and other intellectual property rights; the Company’s dependence on its relationships with its collaboration partners and other third parties; the efficacy or safety of the Company’s products and the products of the Company’s collaboration partners; the acceptance of the Company’s products and the products of the Company’s collaboration partners in the marketplace; market competition; sales, marketing, manufacturing and distribution requirements; greater than expected expenses; expenses relating to litigation or strategic activities; the Company’s ability to satisfy its capital needs through increasing its revenue and obtaining additional financing, given market conditions and other factors, including our capital structure; our ability to continue as a going concern; the length of time over which the Company expects its cash and cash equivalents to be sufficient to execute on its business plan; the impact of local, regional, and national and international economic conditions and events; and other risks detailed from time to time in filings that the Company makes with the Commission, including its most recent annual report on Form 10-K, its subsequent quarterly reports on Form 10-Q and its reports on Form 8-K. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this Current Report. Accordingly, you should not rely on those forward-looking statements as a prediction of actual future results. Any forward-looking statements contained in this Current Report speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 5, 2025, by and between Benitec Biopharma Inc., Leerink Partners LLC, TD Securities (USA) LLC and Evercore Group L.L.C.

5.1	Opinion of Proskauer Rose, LLP

10.1	Securities Purchase Agreement, dated November 5, 2025, by and between Benitec Biopharma Inc., Averill Master Fund, Ltd. and Averill Madison Master Fund, Ltd.

10.2	Placement Agency Agreement, dated November 5, 2025, by and between Benitec Biopharma Inc. and Leerink Partners LLC, TD Securities (USA) LLC and Evercore Group L.L.C.

23.1	Consent of Proskauer Rose, LLP (included in Exhibit 5.1)

99.1	Press Release, dated November 5, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BENITEC BIOPHARMA INC.

Date: November 6, 2025		/s/ Dr. Jerel A. Banks
	Name:	Dr. Jerel A. Banks
	Title:	Chief Executive Officer